EXHIBIT 10.23


                                 PROMISSORY NOTE

$____________________                                    TUPELO, MISSISSIPPI
                                                             DECEMBER 21, 1999

(1) FOR VALUE RECEIVED, the undersigned promise to pay to _________________ or order, the principal sum of
_______________________________________________________ ($_____________), in
lawful money of the United States of America, together with interest thereon at the rate of NINE PERCENT (9%) per annum from the date hereof on the unpaid balance until paid.

(2) The said payments shall be made at P.O. Box 7006, TUPELO, MS 38802, or at such other place as the holder hereof may designate in writing delivered or mailed to the debtor mailed fifteen (15) days before said change to take effect.

(3) This Note is payable as follows: by the payment of $______ on February 1,2000, and the payment of $_______ on March 1, 2000, and the payment of a like sum on the first day of each and every month thereafter until January 1, 2003, when a balloon payment of $________________ shall be due and owing.

(4) If any deficiency in the payment of any installment under this Note is not made good within thirty (30) days after the due date of such installment, or should the debtors fail to comply with any of the conditions and requirements of this Note, the entire principal sum and accrued interest shall at once become due and payable without notice, at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

(5) This Note shall be governed by and construed in accordance with the laws of the State of Mississippi without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Mississippi. All legal proceedings arising out of or relating to this Note or any other transactions contemplated hereby shall be brought in any Mississippi state court sitting in Lee County, Mississippi, and in no other forum. The Parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and as to a lack of personal jurisdiction.

(6) In the event of default on the payment of this Note, and if the same is collected by an attorney at law, the undersigned agree to pay all costs of collection, including a reasonable attorney fee.

(7) Demand, protest and notice of demand, protest and nonpayment are hereby waived.

(8) This Note can be prepaid by the undersigned without penalty at any time by paying the principal and interest due at that time.

(9) The undersigned shall pay to the holder hereof a late charge of Four percent (4%) of any monthly installment not received by the holder hereof within fifteen
(15) days after the installment is due.

                                      DW LEASING COMPANY, LLC
                                      a Mississippi limited liability company


                                      TIMOTHY S. DURHAM, MEMBER


                                      TERRY WHITESELL, MEMBER


                                      TIMOTHY S. DURHAM, INDIVIDUALLY


                                      TERRY WHITESELL, INDIVIDUALLY

                           SCHEDULE OF MATERIAL DETAIL
                            FOR INSTALLMENT LOANS FOR
                      FORMER SHAREHOLDERS OF PYRAMID, INC.


                                        Subsequent Monthly    1/1/03 Balloon
   Amount          2/1/00 Payment Amount  Payment Amount     Payment Amount

$    100,000.00      $     996.58        $     750.00      $   100,750.00
$    727,500.00*     $   7,250.10        $   5,456.26      $   732,956.26
$    100,000.00      $     996.58        $     750.00      $   100,750.00

*Secured by Security Agreement, dated December 20, 1999

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated December 20, 1999, is by DW LEASING COMPANY, LLC, a Mississippi limited liability company ("Debtor") and JEFF MICHAEL and BOBBY MICHAEL, Mississippi residents (collectively, "Secured Parties").

         In consideration of the advancement of credit by Secured Parties to Debtor evidenced by a promissory note of even date herewith (the "Note") in the principal amount of Seven Hundred Twenty Seven Thousand Five Hundred and no/100 Dollars ($727,500.00) and other good and valuable consideration, the receipt of which are hereby acknowledged, Debtor hereby grants and transfers to Secured Parties a security interest in a 1996 Eagle motor coach, serial/VIN 1EUBM6A1XTB004071 (also known as "Cimmaron") and the accounts receivable of DW Leasing Company, LLC (collectively, "Assets") to secure the payment of all indebtedness owed by Debtor to Secured Parties in connection with the Note (the "Security Interest"). Debtor agrees to pay the principal of and interest on any such indebtedness when the same shall become due and payable pursuant to the terms of the Note and this Security Agreement.

                         Terms, Conditions and Agreement

         1. The Security Interest shall continue until full performance by Debtor of all conditions and obligations hereunder. Debtor shall be entitled to possession of the Assets until default, but shall use the Assets in a careful and prudent manner, maintain the Assets in good repair, pay all taxes and other charges thereon when due and defend the Assets at all times against any claims during the duration of this Agreement. Debtor shall give prompt written notice to Secured Parties of any transfer, sale, pledge, assignment or any other process or action taken or pending, voluntary or involuntary, whereby a third party is to obtain or is attempting to obtain possession of, or any interest in, the Assets. Secured Party shall have the right to inspect the Assets at all reasonable times. At its option, but without relieving Debtor from any default, Secured Parties may, but shall not be obligated to, discharge taxes, liens or other encumbrances levied or placed upon the Assets, maintain and pay insurance thereon, for which Debtor upon demand agrees to reimburse Secured Parties for amount expended.

         2. Debtor shall fully insure the Assets, once risk of loss is transferred to DW Leasing Company, LLC for the benefit of both Secured Parties and Debtor, against loss or damage by fire, theft and other casualties by comprehensive extended coverage insurance in kinds, amounts and with companies satisfactory to Secured Parties. Any such policy or policies shall contain a standard clause providing for cancellation only upon written notice to Secured Parties as its interest may appear. Debtor shall, upon request by Secured Parties, furnish a certificate of such insurance to Secured Parties.

         3. Time, and each of the terms, conditions and agreements, are of the essence of this Agreement. The failure of Debtor to pay any indebtedness secured hereby or their failure, to perform any condition or obligation contained herein or in the Note shall constitute an event of default under this Security Agreement. Upon any such default, Secured Parties, at their option and without notice or demand, shall be entitled to declare the indebtedness secured hereby immediately due and payable. Upon request, Debtor shall assemble and make the Assets available to Secured Parties at a place to be designated by Secured Parties that is reasonably convenient to both parties. Upon repossession, Secured Parties shall sell the Assets at public or private sale in accordance with the Uniform Commercial Code as adopted in Mississippi. In the further event that Secured Parties shall dispose of the Assets after default, the proceeds of disposition shall be first applied in the following order: (a) to the reasonable expenses of retaking, holding, preparing for sale, selling and the like; (b) to the reasonable attorneys' fees and legal expenses incurred by Secured Parties; and (c) to the satisfaction of the indebtedness secured by this Security Interest. No waiver of any default of failure to delay to exercise any right or remedy by Secured Parties shall operate as a waiver of any other default or of the same or any other occurrence. All rights and remedies of Secured Parties herein specified are cumulative and are in addition to, not in limitation of, any rights and remedies Secured Parties may have by law.

         4. Debtor agrees to cause the Security Interest to appear on the Assets' title documents. Debtor agrees, in addition, to execute and deliver any other certificate and forms with the Security Interest of the Secured Parties noted thereon, required by Secured Parties which are necessary to assure compliance with the laws of a particular jurisdiction in which Debtor resides, to whom the Assets are shipped or in which the Assets are to be used.

         5. In the event that Debtor chooses to sell or trade the Assets, Secured Parties shall release the Security Interest in Cimmaron. Upon the completion of the sale of Cimmaron, Debtor shall immediately pay to Secured Parties seventy-five percent (75%) of the sales price or the Note balance, whichever is less, to Secured Parties. If Cimmaron is traded on another Coach, Debtor shall release the Security Interest in Cimmaron and debtor shall pay to Secured Parties the balance of the Note or $275,000.00, whichever is less.

         6. This Agreement and all rights and liabilities hereunder shall inure to the benefit of and be binding upon Secured Parties and Debtor, their respective successors, assigns, heirs and legal representatives. This Agreement shall be construed in accordance with the laws of the State of Mississippi.

         7. Any notice required by this Agreement shall be deemed sufficient when mailed to Debtor at the following: Attn: Timothy S. Durham, Bank One/Tower, 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204, with a copy to Neil E. Lucas, 1408 North Pennsylvania St., Indianapolis, IN 46202, or at such other address as may be designated by Debtor in writing. Debtor by its execution hereof agrees that any modification or rescission of this Agreement shall be ineffective unless in writing and signed by both Secured Parties and Debtor.

         IN WITNESS WHEREOF, Debtor and Secured Parties have executed and delivered this Security Agreement on the day and in the year first above written.

                                      "DEBTOR"

                                     DW LEASING COMPANY, LLC

                                     By:
                                     -----------------------------------------
                                        Timothy S. Durham, Member

                                      "SECURED PARTIES"

                                      By:
                                      -----------------------------------------
                                         Jeff Michael

                                      By:
                                      -----------------------------------------
                                        Bobby Michael